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                                                                    Exhibit 99.1



                   HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
                  2004 FOURTH-QUARTER $0.30 PER SHARE DIVIDEND

            EDISON, NEW JERSEY, DECEMBER 20, 2004 - Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) reported the Board of Directors declared a fourth quarter dividend of $0.30 per share on December 16, 2004 to be paid on January 13, 2005 to stockholders of record as of December 31, 2004. The dividend declared on December 16, 2004 will be treated as paid in 2004 for tax purposes bringing the total amount of dividends paid for the 2004 taxable year to $1.60. The classification of dividends for tax reporting purposes will be determined shortly after year-end and will be communicated to shareholders on the appropriate IRS Form 1099-DIV.

      Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT with offices throughout the country staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and, to a lesser extent, mortgage loans and engages in non-interest income-generating activities through its subsidiaries, HanoverTrade, Inc. and Hanover Capital Partners Ltd. HanoverTrade provides loan sale advisory and traditional loan brokerage services, technology solutions and valuation services. HanoverTrade also brokers loan pools, mortgage servicing rights and other similar assets through an Internet-based exchange. Hanover Capital Partners provides consulting and advisory services for third parties, including loan sale advisory services, loan file due diligence reviews, staffing solutions and mortgage assignment and collateral rectification services. For further information, visit HCM's Web site at www.hanovercapitalholdings.com.

CERTAIN STATEMENTS IN THIS PRESS RELEASE MAY CONSTITUTE "FORWARD-LOOKING" STATEMENTS AS DEFINED IN SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. WE ARE INCLUDING THIS CAUTIONARY STATEMENT TO MAKE APPLICABLE AND TAKE ADVANTAGE OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS THAT ARE NOT HISTORICAL FACT ARE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS, TO DIFFER MATERIALLY FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS. THE FORWARD-LOOKING STATEMENTS ARE BASED ON OUR CURRENT BELIEF, INTENTIONS AND EXPECTATIONS. THESE STATEMENTS ARE NOT GUARANTEES OR INDICATIVE OF FUTURE PERFORMANCE. IMPORTANT ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE FACTORS, RISKS AND UNCERTAINTIES THAT ARE DESCRIBED IN ITEM 1 OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 AND IN OUR OTHER SECURITIES FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. OUR FUTURE FINANCIAL CONDITION AND RESULTS OF OPERATIONS, AS WELL AS ANY FORWARD-LOOKING STATEMENTS, ARE SUBJECT TO CHANGE AND INVOLVE INHERENT RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE MADE ONLY AS OF THE DATE HEREOF. WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE THE INFORMATION CONTAINED IN THIS ANNOUNCEMENT TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.


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